     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 24, 1998

                                                      REGISTRATION NO. 333-49179
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------


                                 PRE-EFFECTIVE
                                AMENDMENT NO. 2


                                       TO

                                    FORM S-3

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933

                            ------------------------

                           HILTON HOTELS CORPORATION
             (Exact name of registrant as specified in its charter)

           DELAWARE                 36-2058176
 (State or other jurisdiction    (I.R.S. Employer
     of incorporation or          Identification
        organization)                Number)

                            9336 CIVIC CENTER DRIVE
                        BEVERLY HILLS, CALIFORNIA 90210
                                 (310) 278-4321
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           --------------------------

                              THOMAS E. GALLAGHER
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                           HILTON HOTELS CORPORATION
                            9336 CIVIC CENTER DRIVE
                        BEVERLY HILLS, CALIFORNIA 90210
                                 (310) 278-4321
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                           --------------------------

                                   COPIES TO:
                               CYNTHIA A. ROTELL
                                LATHAM & WATKINS
                       633 WEST FIFTH STREET, SUITE 4000
                         LOS ANGELES, CALIFORNIA 90071
                                 (213) 485-1234

                           --------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
               FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS
           REGISTRATION STATEMENT AS DETERMINED BY MARKET CONDITIONS.

                           --------------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. / /
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), other than securities offered only in connection with dividend or interest investment plans, check the following box. /X/
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF SUCH STATE.

                   SUBJECT TO COMPLETION DATED APRIL 24, 1998


PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED APRIL   , 1998)

                                        SHARES

                           HILTON HOTELS CORPORATION

                                  COMMON STOCK
                          ($2.50 PAR VALUE PER SHARE)

                               ------------------

    This Prospectus Supplement and the accompanying Prospectus relate to shares (the "Shares") of common stock, par value $2.50 per share (the "Common Stock"), of Hilton Hotels Corporation, a Delaware corporation (the "Company"), offered hereby (the "Offering") by the selling stockholder named in the accompanying Prospectus (the "Selling Stockholder"). See "Selling Stockholder" in the accompanying Prospectus. The Company will not receive any proceeds from the sale of the Shares offered hereby. The Common Stock is listed on the New
York Stock Exchange (the "NYSE") under the symbol "HLT." On          , 1998, the
last reported sale price of the Common Stock on the NYSE Composite Tape was
$    per share.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
      COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS
            SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY
                REPRESEN   TATION TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.

    The Underwriter named herein has agreed to purchase the Shares from the
Selling Stockholder at a price of $   per share (resulting in $      aggregate
net proceeds (before expenses) to the Selling Stockholder).

    The Shares may be offered by the Underwriter from time to time in one or more transactions (which may involve block transactions) on the NYSE, or on other national securities exchanges on which the Common Stock is traded, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of the sale, at prices related to such prevailing market prices or at negotiated prices, subject to prior sale, when, as and if delivered to and accepted by the Underwriter. See "The Underwriter."

    The Company and the Selling Stockholder have agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").

                            ------------------------

    The Shares are offered, subject to prior sale, when, as and if accepted by the Underwriter and subject to approval of certain legal matters by counsel for the Underwriter and certain other conditions. It is expected that delivery of
the Shares will be made on or about          , 1998 in New York, New York,
against payment therefor in immediately available funds.


April   , 1998

    IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY EFFECT TRANSACTIONS WHICH STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK. SPECIFICALLY, THE UNDERWRITER MAY OVERALLOT IN CONNECTION WITH THE OFFERING AND MAY BID FOR, AND PURCHASE, THE SHARES IN THE OPEN MARKET. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "THE UNDERWRITER."

                                THE UNDERWRITER


    Under the terms and subject to the conditions contained in a Purchase Agreement dated the date hereof (the "Purchase Agreement"), the Underwriter has agreed to purchase, and the Selling Stockholder has agreed to sell to the Underwriter, the Shares at the price set forth on the cover page of this Prospectus Supplement. The offering of the Shares may be underwritten by one or more of the following underwriters: Merrill Lynch & Co., J.P. Morgan & Co., Donaldson, Lufkin & Jenrette Securities Corporation, Salomon Smith Barney, CIBC Oppenheimer, BancAmerica Robertson Stephens, NationsBanc Montgomery Securities LLC, Morgan Stanley Dean Witter, Credit Suisse First Boston and Goldman, Sachs & Co. (the "Underwriter").



    The Purchase Agreement provides that the obligation of the Underwriter to pay for and accept delivery of the Shares is subject to the approval of certain legal matters by its counsel and to certain other conditions. The Underwriter is obligated to take and pay for all the Shares if any are taken.


    The Shares may be sold by the Underwriter from time to time to purchasers in one or more transactions (which may involve block transactions) on the NYSE or on other national securities exchanges on which the Common Stock is traded, in the over-the-counter market, in negotiated transactions, in a combination of such methods or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. If the price received by the Underwriter upon the sale of the Shares exceeds the price at which it buys the Shares (set forth on the cover page of this Prospectus Supplement), such difference shall represent the Underwriter's commission. The Underwriter may effect such transactions by selling Shares to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the Underwriter and/or the purchasers of such Shares for whom they may act as agents or to whom they may sell as principal.
    In order to facilitate the offering of the Shares, the Underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of the Shares. Specifically, the Underwriter may overallot in connection with the offering, creating a short position in the Shares for its own account. In addition, to cover overallotments or to stabilize the price of the Shares, the Underwriter may bid for, and purchase, shares of Common Stock in the open market. Finally, the Underwriter may reclaim selling concessions allowed to an underwriter or a dealer for distributing the Shares in the offering, if the Underwriter repurchases previously distributed Shares in transactions to cover short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Shares above independent market levels. The Underwriter is not required to engage in these activities and may end any of these activities at any time.

    The Company and the Selling Stockholder have agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act, or contribute to payments which the Underwriter may be required to make in respect thereof.

                                 LEGAL MATTERS

    Certain legal matters in connection with the Offering to which this Prospectus Supplement and the accompanying Prospectus relate will be passed upon for the Company by Latham & Watkins, Los Angeles, California. Certain legal matters will be passed upon for the Underwriter by Skadden, Arps, Slate, Meagher & Flom LLP, Los Angeles, California.

                  SUBJECT TO COMPLETION, DATED APRIL 24, 1998

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF SUCH STATE.

PROSPECTUS

                               24,000,000 SHARES
                           HILTON HOTELS CORPORATION
                                  COMMON STOCK
                          ($2.50 PAR VALUE PER SHARE)

                            ------------------------


    This Prospectus relates to the offering for resale (the "Offering") of up to 24,000,000 shares (the "Shares") of common stock, par value $2.50 per share (the "Common Stock"), of Hilton Hotels Corporation, a Delaware corporation (the "Company"). All of the Shares being registered may be offered for sale and sold from time to time by the selling stockholder of the Company named in this Prospectus. The Company will not receive any of the proceeds from the sale of the Shares. See "Selling Stockholder" and "Plan of Distribution," concerning information about the selling stockholder and the manner of offering of the Shares.



    The Company's Common Stock is traded on the New York Stock Exchange under the symbol "HLT." On April 23, 1998 the last reported sale price for the Common Stock of the Company as reported on the New York Stock Exchange Composite Tape was $33 per share.

                            ------------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 THE DATE OF THIS PROSPECTUS IS APRIL   , 1998.

                             AVAILABLE INFORMATION

    The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (including all amendments thereto, the "Registration Statement") under the Securities Act with respect to the Shares offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto. For further information about the Company and the Shares offered hereby, reference is made to the Registration Statement and the exhibits thereto. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission are not necessarily complete, and in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. The Registration Statement, the exhibits forming a part thereof and the reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1204, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants who file with the Commission and certain of the Company's filings are available at such web site: http:\\www.sec.gov. In addition, the Common Stock is listed on the New York Stock Exchange and the Pacific Exchange and reports and other information concerning the Company may be inspected and copied at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005 and the Pacific Exchange, 301 Pine Street, San Francisco, California 94104, and 233 South Beaudry Avenue, Los Angeles, California 90012.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


    The following documents filed by the Company with the Commission pursuant to the Exchange Act (Commission File No. 1-3427) are incorporated herein by reference, and shall be deemed to be a part of this Prospectus.


    (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (the "1997 10-K");


    (b) Current Reports on Form 8-K dated March 13, 1998, March 23, 1998, April 2, 1998 and April 23, 1998;


    (c) Description of the Company's Common Stock contained in a Registration Statement on Form 8-A filed with the Commission on May 18, 1986; and

    (d) Description of the Rights included in a Registration Statement on Form 8-A filed with the Commission on July 22, 1988.

    All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Shares offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    A copy of any or all of the documents incorporated or deemed to be incorporated herein by reference (other than exhibits to such documents which are not specifically incorporated by reference therein) will be provided without charge to any person to whom a copy of this Prospectus is delivered, upon written or oral request. Copies of this Prospectus, as amended or supplemented from time to time, and any other documents (or parts of documents) that constitute part of this Prospectus under Section 10(a) of the Securities Act will also be provided without charge to each person, upon written or oral request. Requests for such copies should be addressed to the attention of the Corporate Secretary, Hilton Hotels Corporation, 9336 Civic Center Drive, Beverly Hills, California 90210 (telephone number (310) 278-4321).

                           FORWARD LOOKING STATEMENTS


    Forward-looking statements incorporated by reference in this Registration Statement from the Company's 1997 10-K under the captions "General Information," "Hotel Operations," "Gaming Operations," and "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Results of Operations--Fiscal 1997 compared with Fiscal 1996," which include, without limitation, statements relating to the Company's plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words "believes," "anticipates," "expects," and similar expressions are intended to identify forward-looking statements. These forward-looking statements reflect the Company's current views with respect to future events and financial performance, and are subject to certain risks and uncertainties, including those identified in the Company's 1997 10-K under the captions "Additional Information-- Business Risks," "Competition," "Gaming Operations" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Results of Operations--Fiscal 1997 compared with Fiscal 1996," which could cause actual results to differ materially from historical results or those anticipated. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be attained. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


                                  THE COMPANY

    The Company is a leading owner and operator of full service hotels and hotel-casinos in the United States. The Hilton name is one of the best recognized and most respected lodging brands in the world. The Company owns, leases and operates major lodging and gaming properties in gateway cities, urban and suburban centers and resort areas.

    The Company's executive offices are located at 9336 Civic Center Drive, Beverly Hills, California 90210, and its telephone number is (310) 278-4321.

    For a more detailed discussion of the business and properties of the Company, see the Company's 1997 10-K, which is incorporated herein by reference.

                              SELLING STOCKHOLDER


    The following table sets forth certain information, as of April 1, 1998, with respect to the Shares owned and to be offered hereby from time to time by the Charitable Remainder Unitrust u/d/t May 8, 1989 (the "Selling Stockholder"). Because the Selling Stockholder may sell all or any part of the Shares pursuant to this Prospectus, no estimate can be given as to the number and percentage of shares of Common Stock that will be held by the Selling Stockholder upon termination of the Offering. Assuming all of the Shares being offered are sold, the Trust will own no shares of Common Stock. See "Plan of Distribution."


                                                                          SHARES OF COMMON     SHARES OF COMMON
                                                                         STOCK OWNED PRIOR       STOCK OFFERED
                                                                            TO OFFERING             HEREBY
                                                                        --------------------  -------------------
Charitable Remainder Unitrust u/d/t May 8, 1989(1)....................         24,000,000           24,000,000

------------------------


(1) Barron Hilton, the Company's Chairman of the Board, is the sole trustee of the Selling Stockholder and is deemed to have beneficial ownership of the Shares. The Shares represent approximately 9.7% of the Company's outstanding Common Stock and constitute the entire holdings of the Trust. The Trust expects to reinvest any net proceeds from the sale of any Shares. Mr. Hilton is entitled to 60% of the Trust's annual income and the Conrad W. Hilton Foundation, a California charitable corporation of which Mr. Hilton is one of 11 directors (the "Foundation"), is entitled to the remaining 40%. The principal of the Trust will be distributed to the Foundation upon Mr. Hilton's death, but not before the Trust's 20th anniversary in 2009. The Foundation currently owns approximately 16.5 million shares of Common Stock, or approximately 6.7% of the outstanding Common Stock. Mr. Hilton is the record and beneficial owner in his individual capacity of approximately 22.9 million shares, or approximately 9.3% of the outstanding Common Stock; such shares are not a part of this Prospectus.


    Pursuant to an agreement between the Company and the Selling Stockholder (the "Registration Agreement"), the Company has agreed to file the Registration Statement to register the potential resale of the Shares by the Selling Stockholder.

                              PLAN OF DISTRIBUTION


    Sales of the Shares may be made from time to time by the Selling Stockholder in one or more transactions on The New York Stock Exchange, the Pacific Exchange or any other national securities exchange on which the Common Stock is traded (which, subject to applicable law, may involve transactions solely between a broker-dealer and its customers which are not traded across an open market and block trades), in the over-the-counter market, in privately negotiated transactions or otherwise or in any combination of such transactions at market prices then prevailing, at prices related to the then current market price, at negotiated prices or at fixed prices. In addition, any Shares covered by this Prospectus which qualify for sale pursuant to Section 4(1) of the Securities Act or Rule 144 promulgated thereunder may be sold under such provisions rather than pursuant to this Prospectus. The Shares may be offered in any manner permitted by law, including through underwriters, brokers, dealers or agents, and directly to one or more purchasers. Without limiting the generality of the foregoing, the Shares may be sold in one or more of the following types of transactions: (a) sales to underwriters who will acquire the Shares for their own account and resell them in one or more transactions at fixed prices or at varying prices determined at the time of sale; (b) a block trade in which the broker-dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (c) purchases by a broker or dealer as principal and resale by such broker or dealer for its account; (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (e) an exchange distribution in accordance with the rules of such exchange; and (f) transactions between sellers and purchasers without a broker-dealer. In effecting sales, brokers or dealers engaged by the Selling Stockholder may arrange for other brokers or dealers to participate in the resales.


    Brokers, dealers or agents may receive compensation in the form of commissions, underwriting discounts or concessions from the Selling Stockholder in amounts to be negotiated in connection with the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales and any such commission, discount or concession may be deemed to be underwriting discounts or commissions under the Securities Act.

    In the event the Selling Stockholder engages an underwriter in connection with the sale of the Shares, to the extent required, a Prospectus Supplement will be distributed, which will set forth the number of shares being offered and the terms of the offering, including the names of the underwriters, any discounts, commissions and other items constituting compensation to underwriters, dealers or agents, the public offering price and any discounts, commissions or concessions allowed or reallowed or paid by underwriters to dealers.

    Pursuant to the Registration Agreement, the Company has agreed to keep the Registration Statement effective for the sale of Shares for a period of one year, subject to extension if the Selling Stockholder is required to suspend sales of the Shares offered hereunder or if the Company shall otherwise agree to extend the effectiveness period. All costs, expenses and fees in connection with the registration and sale of the Shares offered hereby shall be borne by the Selling Stockholder. Commissions and discounts, if any, attributable to the sale of Shares hereunder will be borne by the Selling Stockholder. The Selling Stockholder and the Company have agreed to indemnify each other against certain civil liabilities, including certain liabilities under the Securities Act.

    Certain persons participating in the distribution of the Shares offered hereby may engage in transactions that stabilize the price of the Common Stock.

                                 LEGAL MATTERS

    The validity of the Shares offered hereby will be passed upon for the Company by Cheryl L. Marsh, Vice President and Corporate Secretary of the Company.

                                    EXPERTS

    The consolidated financial statements in the Company's 1997 10-K incorporated by reference herein have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of such firm as experts in giving such reports.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING HEREIN CONTAINED, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING STOCKHOLDER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREAFTER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATIONS THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----
                             PROSPECTUS SUPPLEMENT
The Underwriter...........................................................  S-2
Legal Matters.............................................................  S-2

                                PROSPECTUS
Available Information.....................................................    2
Incorporation of Certain Documents by Reference...........................    2
Forward Looking Statements................................................    3
The Company...............................................................    3
Selling Stockholder.......................................................    3
Plan of Distribution......................................................    4
Legal Matters.............................................................    5
Experts...................................................................    5


                               24,000,000 SHARES

                           HILTON HOTELS CORPORATION

                                  COMMON STOCK

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                                 APRIL   , 1998

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    Set forth below is an estimate of the fees and expenses, other than underwriting discounts and commissions, payable by the Selling Stockholder in connection with the issuance and distribution of the Shares.

SEC registration fee......................................  $ 225,003
Printing..................................................      5,000
Legal fees and expenses...................................     50,000
Accounting fees and expenses..............................     25,000
Miscellaneous.............................................      4,997
                                                            ---------
        Total.............................................  $ 310,000
                                                            ---------
                                                            ---------

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of the Delaware General Corporation Law, Article XI of the Restated Certificate of Incorporation and Paragraph 35 of Hilton's By-Laws as amended, authorize and empower Hilton to indemnify its directors, officers, employees and agents, and agreements with each of Hilton's directors and officers provide for indemnification against liabilities incurred in connection with, and related expenses resulting from, any claim, action or suit brought against any such person as a result of such person's relationship with Hilton, PROVIDED that such persons acted in accordance with a stated standard of conduct in connection with the acts or events on which such claim, action or suit is based. The finding of either civil or criminal liability on the part of such persons in connection with such acts or events is not necessarily determinative of the question of whether such persons have met the required standard of conduct and are, accordingly, entitled to be indemnified.

    Hilton has purchased for the benefit of its officers and directors and those of certain subsidiaries insurance policies whereby the insurance companies agree, among other things, that in the event any such officer or director becomes legally obligated to make a payment (including legal fees and expenses) in connection with an alleged wrongful act, such insurance companies will pay Hilton up to $100,000,000. Wrongful act means any breach of duty, neglect, error, misstatement, misleading statement or other act done by an officer or director of Hilton or any subsidiary.

ITEM 16.  EXHIBITS.


    This Registration Statement includes the following exhibits:



EXHIBIT
 NO.   DESCRIPTION
------ --------------------------------------------------------------------------
  1.1  Form of Purchase Agreement.*
  5.1  Opinion of Counsel to the Company as to the legality of the securities being registered.**

 23.1  Consent of Counsel to the Company (included in Exhibit 5.1).**

 23.2  Consent of Arthur Andersen LLP.*

 24    Powers of Attorney of certain directors and officers of the Company.**


------------------------

*   Filed herewith.

**  Previously filed.

ITEM 17.  UNDERTAKINGS.

    (a)  The Company hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the
                Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of Shares offered (if the total dollar value of Shares offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

           PROVIDED HOWEVER, that paragraph (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration relating to the Shares offered therein, and the offering of such Shares at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the Shares being registered which remain unsold at the termination of the offering.

    (b) The Company hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, as amended, each filing of Hilton's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the Shares offered therein, and the offering of such Shares at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    (d)  The undersigned registrant hereby undertakes that:

           (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

           (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beverly Hills, State of California, on April 24, 1998.


                                HILTON HOTELS CORPORATION

                                By:           /s/ THOMAS E. GALLAGHER
                                     -----------------------------------------
                                                Thomas E. Gallagher
                                        EXECUTIVE VICE PRESIDENT AND GENERAL
                                                      COUNSEL


    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities indicated on April 24, 1998:


             NAME                         TITLE
------------------------------  --------------------------

              *
------------------------------  Director, President and
    Stephen F. Bollenbach         Chief Executive Officer

              *
------------------------------  Director
       A. Steven Crown

                                Executive Vice President
              *                   and Chief Financial
------------------------------    Officer (Chief Financial
       Matthew J. Hart            and Accounting Officer)

              *
------------------------------  Director
      Arthur M. Goldberg

              *
------------------------------  Director
        Barron Hilton

              *
------------------------------  Director
         Eric Hilton

              *
------------------------------  Director
     Dieter H. Huckstein

             NAME                         TITLE
------------------------------  --------------------------

              *
------------------------------  Director
      Robert L. Johnson

              *
------------------------------  Director
        Donald R. Knab

              *
------------------------------  Director
     Benjamin V. Lambert

              *
------------------------------  Director
       Donna F. Tuttle

              *
------------------------------  Director
      Sam D. Young, Jr.

              *
------------------------------  Director
       Peter M. George

   *By:       /s/ THOMAS E.
          GALLAGHER
------------------------------
     Thomas E. Gallagher
       ATTORNEY-IN-FACT